NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION (IN WHOLE
OR IN PART) IN, INTO OR FROM ANY JURISDICTION WHERE TO
DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT
LAWS OF SUCH JURISDICTION

For immediate release	20 October 2014

Shire plc

AbbVie terminates offer for Shire

Break fee of $1.635bn now payable

Independent Shire positioned for sustainable growth

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In light of the AbbVie Board’s decision to change its recommendation and to advise its shareholders to vote against its Offer, Shire believes that there is now no realistic prospect of AbbVie completing its Offer

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The Board of Shire believes that it is in the best interests of its shareholders, employees and other stakeholders to resolve the situation as quickly as possible.  Accordingly it has agreed with AbbVie to terminate the Cooperation Agreement and Shire will not proceed with the Scheme

•	The break fee of approximately $1.635 billion is now payable by AbbVie to Shire

•	Shire is a well-positioned independent business with a focused growth strategy. The business has maintained robust momentum throughout the offer period

•	Shire’s trading since the end of Q2 has remained strong. Shire’s Q3 results will be announced on 24 October 2014

Susan Kilsby, Chairman of Shire, said:

“Shire has an exceptional track record of delivering value and growth.  This growth profile has been accelerated by our new management team executing a clear and focused strategy.  Importantly, we have maintained this momentum since July and made material progress across our business.  Whilst we are disappointed that the offer will not now complete, we continue to enjoy excellent prospects as we execute our plan to double Shire’s product sales to $10 billion by 2020.”

On 16 October 2014, the Board of AbbVie confirmed that it had withdrawn its recommendation of its offer for Shire which was announced on 18 July 2014 (the “Offer”) solely as a result of the anticipated impact of the US Treasury Notice on the benefits that AbbVie expected from its Offer.  AbbVie has not provided any financial quantification of this impact.

AbbVie’s Offer was conditional on the approval of its stockholders.  In light of the AbbVie Board’s decision to change its recommendation and to advise its own shareholders to vote against its Offer, Shire believes that there is now no realistic prospect that this condition will be satisfied.  As a result, the Board of Shire believes that it is in the best interests of its shareholders, employees and other Shire stakeholders for the situation to be resolved as quickly as possible.

Accordingly, the Board of Shire has agreed with AbbVie to terminate the Cooperation Agreement and that AbbVie shall be released from its obligations under Rule 2.7(b) and Rule 24.1 of the Takeover Code to proceed with the Offer. The Board of Shire has withdrawn its recommendation of the Offer and will not proceed with the Scheme.  As a result, the Takeover Panel has confirmed that the offer period will now end and that AbbVie will be subject to Rule 35.1 of the Takeover Code from the publication of this announcement.  Pursuant to Rule 35.1 of the Takeover Code, AbbVie is prohibited from, amongst other things, making any offer for Shire without the consent of the Takeover Panel for a period of 12 months from today’s date.

Shire has entered into a termination agreement with AbbVie pursuant to which AbbVie will now pay to Shire the break fee of approximately $1.635 billion by 5.00 p.m. (London time) on 21 October 2014.

The Board believes strongly that, as an independent company, Shire’s focused growth strategy will continue to deliver significant shareholder value and patient benefits. With an experienced and high-performing management team, enhanced capabilities and lean infrastructure, competitive operational and financial scale, and a portfolio focused on high-growth opportunities, Shire has assembled the core elements required to drive innovation and generate superior returns over the long-term.

Shire expects to deliver double-digit compound annual product sales growth from its current portfolio through 2020, more than doubling its annual product sales to $10 billion. In addition, Shire believes that there are multiple opportunities available for Shire to grow through business development both within the core franchises of Shire as well as in adjacent therapeutic areas.

Shire has made important progress since the commencement of the offer period both financially and operationally.  The Company reported record quarterly revenues for Q2 2014 in July, increasing guidance for earnings growth for the second time in the year to low-to-mid thirty percent growth in 2014. Shire’s trading since the end of Q2 has remained strong.

Since the commencement of the offer period, Shire has also announced the achievement of a number of important milestones including:

•	FDA acceptance for filing with priority review of a sNDA for Vyvanse for Adults with Binge Eating Disorder

•	Ruling in the District Court for New Jersey in favour of Shire that certain claims of the patents protecting Vyvanse® were both infringed and valid

•	A strategic licensing and collaboration agreement with ArmaGen and ongoing divestiture of non-core assets

•	Receipt of $248 million cash refund from the Canadian revenue authorities, with a further $162 million due in late 2014

Shire will provide an update on the strong momentum in its business at the Q3 2014 results on 24 October 2014.

Shire also intends to host an Analyst and Investor day later this year to provide a further update on the strategy of the Company, the performance of its core franchises and on its pipeline.

Definitions, Sources and Bases

Unless the context requires otherwise, terms defined in the joint announcement made by Shire and AbbVie on 18 July 2014 shall have the same meaning herein.

The Shire forecasts and targets included in this announcement are derived from Shire’s Long Range Plan from 2014 to 2020 (the “LRP”), business papers produced to support the LRP and Shire papers subsequently produced as part of the business planning process.

The forecast product sales targets in this announcement are consistent with the LRP for the period from 2014 to 2020, which is at constant exchange rates, and reflects net sales for each product and key line extensions currently identified as in Phase III, Phase II and those in (or soon to enter) Phase I included in the LRP as launching before the end of 2020.

The forecast product sales included in the LRP are risk-adjusted to reflect Shire’s assessment of the individual probability of launch of products in development, and the probability of success in further life cycle management trials. Estimates for these probabilities are based on industry wide data for relevant clinical trials in the pharmaceutical industry at a similar stage of development.

For each pharmaceutical product, there is a range of possible outcomes from clinical development, driven by a number of variables, including safety, efficacy and product labelling. In addition, if a product is approved, the effect of commercial factors including the patient population, the competitive environment, pricing and reimbursement is also uncertain. As a result, the actual net sales achieved by a product over its commercial life will be different, perhaps materially so, from the risk adjusted net sales figures in this announcement and should be considered in this light.

Attention is drawn to the notice set out under the heading Forward-Looking Statements below.

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

We provide treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas.

CONTACTS

Shire Media Relations

Stephanie Fagan	+1 201 572 9581

Shire Investor Relations

Jeff Poulton	+ 781 482 0945

Sarah Elton-Farr	+ 44 1256 894157

FTI Consulting (Media Adviser to the Company)

Andrew Lorenz (London)	+44 77 7564 1807

Ben Atwell (London)	+44 20 3727 1000

David B. Roady (New York)	+1 212 850 5600

Robert Stanislaro (New York)	+1 212 850 5600

Evercore (Financial Adviser to the Company)

Francois Maisonrouge	+44 20 7653 6000

Edward Banks

Morgan Stanley (Financial Adviser to the Company)

Michele Colocci	+44 20 7425 8000

Peter Moorhouse (Corporate Broking)

Deutsche Bank (Financial Adviser to the Company)

Nick Bowers (Corporate Broking)	+44 20 7545 8000

Ben Lawrence (Corporate Broking)

Citi (Financial Adviser to the Company)

Christopher Hite	+1 212 816 1818

Goldman Sachs (Financial Adviser to the Company)

Raj Shah	+44 20 7774 1000

A copy of this announcement will be available at www.shire.com.  The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.

FURTHER INFORMATION

Evercore Partners International LLP (“Evercore”), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as financial adviser exclusively for Shire and no one else in connection with the matters referred to in this announcement and will not regard any other person as its client in relation to the matters referred to in this announcement and will not be responsible to anyone other than Shire for providing the protections afforded to clients of Evercore, nor for providing advice in relation to the matters referred to in this announcement.

Morgan Stanley & Co. International plc, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting as financial adviser to Shire and no one else in connection with the matters referred to in this announcement.  In connection with such matters, Morgan Stanley & Co. International plc, its affiliates and its and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to any other person other than Shire for providing the protections afforded to their clients or for providing advice in connection with the contents of this announcement or any other matter referred to herein.

Citigroup Global Markets Limited, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority, each in the United Kingdom, is acting as financial adviser to Shire and for no one else in connection with the matters set out in this announcement.  In connection with such matters, Citigroup Global Markets Limited, its affiliates and its and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Shire for providing the protections afforded to its clients or for providing advice in connection with the contents of this announcement or any matter referred to herein.

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting as financial adviser to Shire and no one else in connection with the matters referred to in this announcement. In connection with such matters Goldman Sachs International, its affiliates and its and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Shire for providing the protections afforded to clients of Goldman Sachs International, or for giving advice in connection with the contents of this announcement or any other matter referred to herein.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFIN - Federal Financial Supervisory Authority).  Deutsche Bank AG, London Branch is further authorised by the Prudential Regulation Authority and is subject to limited regulation by the Financial Conduct Authority and Prudential Regulation Authority. Deutsche Bank is acting as financial adviser to Shire and no one else in connection with the contents of this Announcement and will not be responsible to anyone other than Shire for providing the protections afforded to its clients or for providing advice in connection with the contents of this Announcement or any matter referred to herein.

FORWARD - LOOKING STATEMENTS - "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included in this announcement that are not historical facts are forward-looking statements. Forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, that:

•	Shire’s products may not be a commercial success;

•	revenues from ADDERALL XR are subject to generic erosion and revenues from INTUNIV will become subject to generic competition starting in December 2014;

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the failure to obtain and maintain reimbursement, or an adequate level of reimbursement, by third-party payors in a timely manner for Shire’s products may impact future revenues, financial condition and results of operations;

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Shire conducts its own manufacturing operations for certain of its Rare Diseases products and is reliant on third party contractors to manufacture other products and to provide goods and services. Some of Shire’s products or ingredients are only available from a single approved source for manufacture. Any disruption to the supply chain for any of Shire’s products may result in the Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time;

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the development, approval and manufacturing of Shire’s products is subject to extensive oversight by various regulatory agencies. Submission of an application for regulatory approval of any of Shire’s product candidates, such as Shire’s planned submission of a New Drug Application to the FDA for lifitegrast as a treatment for the signs and symptoms of dry eye disease in adults, may be delayed for any number of reasons and, once submitted, may be subjected to lengthy review and ultimately rejected. Moreover, regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

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the actions of certain customers could affect Shire's ability to sell or market products profitably.  Fluctuations in buying or distribution patterns by such customers can adversely impact Shire’s revenues, financial conditions or results of operations;

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investigations or enforcement action by regulatory authorities or law enforcement agencies relating to Shire’s activities in the highly regulated markets in which it operates may result in the distraction of senior management, significant legal costs and the payment of substantial compensation or fines;

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adverse outcomes in legal matters and other disputes, including Shire’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on Shire’s revenues, financial condition or results of operations;

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Shire faces intense competition for highly qualified personnel from other companies, academic institutions, government entities and other organizations. Shire is undergoing a corporate reorganization and the consequent uncertainty could adversely impact Shire’s ability to attract and/or retain the highly skilled personnel needed for Shire to meet its strategic objectives;

•	failure to achieve Shire’s strategic objectives with respect to the acquisition of ViroPharma Incorporated may adversely affect Shire’s financial condition and results of operations;

and other risks and uncertainties detailed from time to time in Shire’s filings with the US Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.